Exhibit 99.1
CDW Corporation
CDW
John Edwardson
May 30, 2007
8:00 am Central Time
CDW Corporation will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between CDW and Madison Dearborn Partners, LLC. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CDW shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.
CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in CDW’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of CDW common stock as of March 31, 2007 is also set forth in CDW’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007.
Statements about the expected timing, completion and effects of the proposed merger between CDW and Madison Dearborn Partners, LLC, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006.

CDW Corporation
CDW
John Edwardson
May 30, 2007
8:00 am Central Time

Operator:	Good morning ladies and gentlemen and welcome to the CDW Corporation Conference Call. At this time all participants are in a listen-only mode. Later we will conduct a question and answer session. Please note that this conference is being recorded. I will now turn the call over to Mr. John Edwardson. Mr. Edwardson, you may begin.

John Edwardson:	Good morning and thank you for joining us today to discuss our announcement that CDW has entered into a definitive merger agreement to be acquired by Madison Dearborn Partners, LLC. With me, as usual, today in the room are Harry Harczak, Executive Vice President; Jim Shanks, Executive Vice President; Barb Klein, Senior Vice President/Chief Financial Officer; Cindy Klimstra, our Vice President of Investor Relations; and sitting next to me, as always, is Chris Leahy, our General Counsel, who is always here to make sure that I abide by every rule that regards to Fair Disclosure. I have to tell you that many of you have probably felt for years that I had a bad voice, but it was actually Chris’ hand on my throat all these years that has made my voice so crackie. I have to tell you that I’m looking forward to having investor meetings without worrying about FD and the future.

With that we will begin, as we always do, with a safe harbor statement read by Barb Klein. Thank you, Barb.

Barbara Klein:	Thank you, John, always a tough act to follow, and good morning. We would like to note that this call may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Federal Security’s laws. These statements involve risks, uncertainties, and assumptions that may cause actual results to differ materially from those anticipated or projected. Call participants are advised to review the risk factors contained in our most recent Forms’ 10-Q and 10-Q for additional information regarding such risks, uncertainties, and assumptions. In our call today we may make statements about the expected timing, completion, and affects of the proposed acquisition of CDW. The Company assumes no obligation to update any forward-looking statements made during this call. Our press release for today’s announcement, which includes directions for a telephone replay of the conference call, can be accessed on our website at cdw.com. In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission and once approved by the SEC, the proxy will be made available to shareholders of record of the Company. Before making any voting decision, shareholders are urged to read the proxy statement regarding the merger carefully in it’s entirety because it will contain important information about the proposed merger.

So with that, let me turn it back to John.

John Edwardson:	Thank you very much, Barb. I feel safely in the harbor. As our press release has stated, we have entered into a definitive agreement to be acquired by Chicago-based Madison Dearborn Partners in a transaction valued at approximately $7.3 billion. Madison Dearborn is one of the most experienced and successful private equity firms in the United States and has invested in and controlled over 100 companies throughout North America and Europe. The closing of this transaction will create immediate and significant value for our shareholders. Upon completion, our shareholders will receive $87.75 in cash for each outstanding share of CDW. The premium is 16.1% higher than CDW’s closing price on Friday, May 25, 2007, which was the last trading day prior to published reports regarding a potential transaction. Additionally, the premium is 31.4% higher than the average closing share price during the previous 90 days of trading, which ended on May 25, 2007.

So this is a compelling opportunity for our shareholders to immediately maximize their investment in CDW. In considering and approving this merger, our Board of Directors believe this transaction is in our shareholders’ best interest and recommends shareholder approval. Michael Krasny, CDW’s founder and largest shareholder, has agreed to vote his outstanding shares of common stock in favor of the merger.

As background, earlier this year our Board received an unsolicited indication of interest from a private equity group. Following this event, the Board conducted an auction process and a number of potential bidders participated. Under the merger agreement, we will actively solicit proposals from third parties during the next 30 days. This is commonly called a “go-shop period” and Morgan Stanley will assist us with this process. As we indicated in the press release, there are no assurances that the solicitation of proposals will result in an alternative transaction. We will be filing proxy materials with the SEC and mailing the proxy statement to our shareholders. We will then hold a special meeting of shareholders to vote on the transaction. The transaction is expected to close near the end of the third quarter or early in the fourth quarter of this year and is subject to shareholder approval and customary closing conditions. During this process we will continue to operate as a public company.

On behalf of CDW’s Board of Directors and its Executive Committee, I want to take this opportunity to recognize CDW’s talented and dedicated coworkers who created an extraordinary industry leading organization. In fact, our coworkers and customer focus culture were major factors in Madison Dearborn’s decision to make this investment. The transaction represents the next chapter in a wonderful history of CDW. Changes are constant for us and we continually assess how to best position our business to meet the needs of our customers, optimize relationships with our partners, and create new opportunities for our coworkers. One of Madison Dearborn’s investment principles is to invest in companies with outstanding management teams and it is their intent to keep this team intact. We are confident in our ability to work with Madison Dearborn to execute our growth strategies and achieve our long-term objectives. As for details about the transaction, we expect to file the merger agreement today, May 30, 2007. Additional information will be included in the proxy when it is filed. We’ll do our best to answer your questions today, but remember we’re very limited in what we can say until the merger agreement is filed and the proxy is out. So let’s open the line for questions at this time.

Operator:	Thank you. We will now begin the question and answer session. If you have a question, please press star and then one on your touchtone phone. If you wish to be removed from the queue, please press the pound sign or the hash key. If you are using a speakerphone, you may need to pick up the handset first before pressing the numbers. Once again, if there are any questions, please press star and then one on your touchtone phone.

We have a question from Bill Hand; please go ahead.

Bill Hand:	Yes, thanks. This is Bill Hand from Bear Stearns. Just a question: In the press release you do note that the Board did approve the deal, but you didn’t mention that they unanimously approved the deal. Was there any dissention among the Board as to doing the deal or may have a particular Board member been economically interested in the deal somehow and therefore not been able to vote, just any thoughts on that?

John Edwardson:	That information will be disclosed in the proxy when it comes out.

Bill Hand:	Can you comment on whether Madison’s offer was the highest offer received?

John Edwardson:	We did a thorough analysis and it was the highest offer that was received.

Bill Hand:	I guess then lastly, is Michael Krasny going to be involved in the deal at all or does he have a future role with the Company once it’s, I guess, the agreement closes?

John Edwardson:	That information will be detailed in the proxy as well.

Bill Hand:	Thanks John.

Operator:	Our next question comes from Craig Zarley; please go ahead.

Craig Zarley:	Yeah, this is Craig Zarley, CRN. John, in the weeks prior to the pending acquisition, competing VARs have said that CDW has been selling some products below their cost in order to win new accounts. Do you expect this aggressive pricing to moderate once the deal is closed?

John Edwardson:	Craig, I have to tell you how disappointed I am in your question. It’s inappropriate on this particular phone call. We’ll move on to the next question. Thank you.

Craig Zarley:	Okay.

Operator:	Our next question comes from Bruce Simpson; please go ahead.

Bruce Simpson:	Good morning. I wanted to ask if you can give any information about the, any changes either to the management structure or the intended management structure post deal and then if Madison Dearborn has indicated any consistency or changes either in operations or strategy?

John Edwardson:	One of the things that was very pleasing as we went through the process is Madison Dearborn’s endorsement of our long-term strategy and goals and objectives as a Company; and I think that is clearly very important and an area where this management team and Madison Dearborn has a very good consensus. We have not been able to talk about managements’ participation in the Company in the future because it would’ve not been the right thing to do as we went through this process, so we are not at a point yet where we can have those discussions.

Bruce Simpson:	If I can just ask a follow-up, is there a particular set of valuation metrics which was used as kind of the common vocabulary which made this the winning bid or which... Can they justify in some sense the return expected on a particular multiple, any commentary on that?

John Edwardson:	Clearly the metrics that were used by those who were interested in the company were their metrics, not ours. We have, will have in the proxy two opinions from different investment banks with regard to the fairness of the transaction.

Bruce Simpson:	Thank you.

Operator:	Our next question comes from Bill Fearnley; please go ahead.

Bill Fearnley:	Yes, thanks. Congratulations on the deal. Two questions, I know a lot of questions we have will be deferred to the proxy, but why the change to be acquired versus the acquiree? Was it the offer that was the catalyst here that had you soliciting for offers from multiple firms? Then I have a follow-up.

John Edwardson:	A lot of this will be detailed in the proxy. It’s when, as I mentioned in the narrative, we received an unsolicited indication of interest and our Board felt upon receiving that that we shouldn’t consider this as an alternative. As we mentioned earlier, we thought that price was very attractive for our shareholders.

Bill Fearnley:	Thanks for that. Then a follow-up: Was the ability to make more acquisitions here more quietly than being a public company? Was that an attraction to doing the deal, John?

John Edwardson:	We really... As we look forward to growth opportunities, I don’t know if there’ll be any more quiet or any more noisy, but we continue to grow this Company in the future. I don’t know that being private makes it more or less quiet.

Bill Fearnley:	Thanks.

Operator:	Our next question comes from Trey Berymaier; please go ahead.

Trey Berymaier:	I retract my question. Thank you.

Operator:	Once again, if there any questions, please press star and then one on your touchtone phone.

John Edwardson:	We have a lot of other phone calls to make today and many of your questions will be answered when the merger agreement is filed with the SEC and when the proxy is filed as well. One of the things I want to do is thank you very much to those of you who have been following the Company for many years. We have had a great experience with you. We appreciate your interest in the Company. I don’t want you to forget one thing: When you have computer hardware and software needs, call 1-800-For-CDW*. We will continue to need your business whether we’re a public company or a private company. Thank you very much.

Operator:	Thank you ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may all disconnect.

Please Note:	* Proper names/organizations spelling not verified. [sic] Verbatim, might need confirmation.